Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Everest Re Group, Ltd. of our report dated March 2, 2020 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Everest Re Group, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2019.

/S/ PricewaterhouseCoopers LLP

New York, New York

June 5, 2020